PAN AM                                                             NEWS RELEASE
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                                               For Immediate Release Contact:
                                               Jeff Kriendler, Pan Am
                                               305-873-6509


          PAN AM AIRLINE SUBSIDIARIES FILE CHAPTER 11; PARENT TO SEEK
                               NEW FUNDING SOURCE
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         MIAMI, Feb. 26 - The two major airline subsidiaries of Pan Am Corp.,
Pan American World Airways, Inc. (Florida) and Pan American Airways Corp. (Florida), operating under the Pan Am brand, today filed for bankruptcy protection under Chapter 11 of the U.S. Bankruptcy Code in the United States Bankruptcy Court for the Southern District of Florida, Miami Division.

         As a consequence of the filings, Pan Am announced that it was temporarily ceasing operations effective February 27 while the parent seeks debtor-in-possession (DIP) financing.

         The parent company, Pan Am Corp. (ASE:PAA) did not file for similar protection and said that it will continue to seek outside sources of financing, or a merger, to attempt to resuscitate the airline in the near future.

         In the spirit of goodwill to serve passengers inconvenienced by the shutdown, Pan Am has requested the cooperation of airlines on competing routes to accept passengers who are ticketed on Pan Am, although there is no obligation for them to do so. The airline has established the toll free number, 800-359-7262 for travelers who hold Pan Am tickets and need information on refunds.